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                                 RESTATED BYLAWS                  Exhibit (b)(1)
                                       OF
                                   ATLAS FUNDS

                  These Restated Bylaws are made as of the 20th day of August, 2004 and adopted pursuant to Section 2.7 of the Declaration of Trust establishing Atlas Funds dated May 15, 2003, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                    ARTICLE I
                               MEETINGS OF HOLDERS

                  Section 1.1 ANNUAL MEETING. An annual meeting of the Holders of Interests in the Trust, which may be held on such date and at such hour as may from time to time be designated by the Board of Trustees and stated in the notice of such meeting, is not required to be held unless certain actions must be taken by the Holders as set forth in Section 8.7 of the Declaration, or except when the Trustees consider it necessary or desirable.

                  Section 1.2 CHAIRMAN. The President or, in his or her absence, the Chief Operating Officer shall act as chairman at all meetings of the Holders and, in the absence of both of them, the Trustee or Trustees present at the meeting may elect a temporary chairman for the meeting, who may be one of themselves or an officer of the Trust.

                  Section 1.3 PROXIES; VOTING. At all meetings of shareholders of the Trust a shareholder may vote either in person or by proxy. A shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the shareholder or the shareholder's authorized agent signing the writing or causing the shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail via the internet or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorized on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. A proxy is revocable by a shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest in which a proxy may be coupled includes as interest in the stock to be voted under the proxy or another general interest in the Trust or its assets or liabilities.

                  Section 1.4 FIXING RECORD DATES. For the purpose of determining the Holders who are entitled to notice of or to vote or act at a meeting, including any adjournment thereof, or who are entitled to participate in any distributions, or for any other proper purpose, the Trustees may from time to time fix a record date in the manner provided in Section 8.3 of the Declaration. If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

                  Section 1.5 INSPECTORS OF ELECTION. In advance of any meeting of the Holders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If

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Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Holders may, and on the request of any Holder or his or her proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Holders or proxies, a Majority Interests Vote shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Holders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the Interests owned by Holders, the Interests represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Holders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Holder or his or her proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

                  Section 1.6 RECORDS OF MEETINGS OF HOLDERS. At each meeting of the Holders there shall be open for inspection the minutes of the last previous meeting of Holders of the Trust and a list of the Holders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting. Such list of Holders shall contain the name of each Holder in alphabetical order, the Holder's address and Interests owned by such Holder. Holders shall have the right to inspect books and records of the Trust during normal business hours for any purpose not harmful to the Trust.

                                   ARTICLE II
                                    TRUSTEES

                  Section 2.1 ANNUAL AND REGULAR MEETINGS. The Trustees shall hold an Annual Meeting of the Trustees for the review of contractual arrangements for the Trust and the transaction of other business which may come before such meeting. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may provide from time to time.

                  Section 2.2 SPECIAL MEETINGS. Special Meetings of the Trustees shall be held upon the call of the chairman, if any, the President, the Secretary, or any two Trustees, at such time, on such day and at such place, as shall be designated in the notice of the meeting.

                  Section 2.3 NOTICE. Notice of a meeting shall be given by mail (which term shall include overnight mail) or by telegram (which term shall include a cablegram or telefacsimile) or delivered personally (which term shall include notice by telephone) or by electronic transmission. If notice is given by mail, it shall be mailed not later than 72 hours preceding the meeting and if given by telegram , personally, or electronically, such notice shall be delivered not later than 24 hours preceding the meeting. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except

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where a Trustee attends a meeting for the express purpose of objecting, at the commencement of such meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                  Section 2.4 CHAIRMAN; RECORDS. The Trustees shall appoint a Chairman of the Board from among their number. Such Chairman of the Board shall act as chairman at all meetings of the Trustees; in his or her absence the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.

                  Section 2.5 AUDIT COMMITTEE. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members an Audit Committee composed of two or more Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, as the Board may from time to time determine. The Audit Committee shall (a) recommend independent public accountants for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Trust's accounting staff with the independent public accountants and such other persons as may be deemed appropriate, (c) review with the accounting staff and the independent public accountants the compliance of transactions of the Trust with its investment adviser, administrator or any other service provider with the financial terms of applicable contracts or agreements, (d) review reports of the independent public accountants and comment to the Board when warranted, (e) report to the Board at least once each year and at such other times as the committee deems desirable, and (f) be directly available at all times to independent public accountants and responsible officers of the Trust for consultation on audit, accounting and related financial matters.

                  Section 2.6 NOMINATING COMMITTEE OF TRUSTEES. The Board of Trustees may, by the affirmative vote of a majority of the entire Board, appoint from its members a Trustee Nominating Committee composed of two or more Trustees. The Trustee Nominating Committee shall recommend to the Board a slate of persons to be nominated for election as Trustees by the Holders at a meeting of the Holders and a person to be elected to fill any vacancy occurring for any reason in the Board. Notwithstanding anything in this Section to the contrary, if the Trust has in effect a plan pursuant to Rule 12b-1 under the 1940 Act, the selection and nomination of those Trustees who are not "interested persons" (as defined in the Act) shall be committed to the discretion of such Disinterested Trustees.

                  Section 2.7 EXECUTIVE COMMITTEE. The Board of Trustees may appoint from its members an Executive Committee composed of those Trustees as the Board may from time to time determine, of which committee the Chairman of the Board shall be a member. In the intervals between meetings of the Board, the Executive Committee shall have the power of the Board to (a) determine the value of securities and assets owned by the Trust, (b) elect or appoint officers of the Trust to serve until the next meeting of the Board, and (c) take such action as may be necessary to manage the business of the Trust. All action by the Executive Committee shall be recorded and reported to the Board at its meeting next succeeding such action.

                  Section 2.8 OTHER COMMITTEES. The Board of Trustees may appoint from among its members other committees composed of two or more of its Trustees which shall have such powers as may be delegated or authorized by the resolution appointing them.

                  Section 2.9 COMMITTEE PROCEDURES. The Board of Trustees may at any time change the members of any committee, fill vacancies or discharge any committee. In the absence of any member of any committee, the member or members thereof present at any meeting, whether or not they constitute a quorum, may unanimously appoint to act in the place of such

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absent member a member of the Board who, except in the case of the Executive
Committee, is not an "interested person" of the Trust as the Board may from time to time determine. Each committee may fix its own rules of procedure and may meet as and when provided by those rules. Copies of the minutes of all meetings of committees other than the Nominating Committee and the Executive Committee shall be distributed to the Board unless the Board shall otherwise provide.

                                   ARTICLE III
                                    OFFICERS

                  Section 3.1 OFFICERS OF THE TRUST; COMPENSATION. The Trustees shall, from time to time, elect officers of the Trust, which may include a President, a Chief Operating Officer, a Secretary, a Treasurer and other officers or assistant officers, including Vice Presidents. Any two or more of the offices may be held by the same person. The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. No officer of the Trust need be a Trustee. The Board of Trustees may determine what, if any, compensation shall be paid to officers of the Trust.

                  Section 3.2 ELECTION AND TENURE. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

                  Section 3.3 REMOVAL OF OFFICERS. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the President or Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

                  Section 3.4 BONDS AND SURETY. Any officer may be required by the Trustees to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Trustees may determine.

                  Section 3.5 PRESIDENT; CHIEF OPERATING OFFICER; VICE-PRESIDENTS. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Holders. The President shall be, ex officio, a member of all standing committees. Subject to direction of the Trustees, the President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. If the Trustees do not designate a President, or in the absence or disability of the President, the Chief Operating

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Officer shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. In the absence or disability of the Chief Operating Officer, a Vice President designated by the Trustees shall perform all of the duties of President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the President, the Treasurer and each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees, the Chairman, or the President.

                  Section 3.6 SECRETARY. The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and any committees of Trustees, provided that, in the absence or disability of the Secretary, the Holders or Trustees or committee may appoint any other person to keep the minutes of a meeting and record votes. The Secretary shall attest the signature or signatures of the officer or officers executing any instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware statutory trust and shall have such other authorities and duties as the Trustees shall from time to time determine.

                  Section 3.7 TREASURER. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chairman and the President all powers and duties normally incident to his office. He or she may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He or she shall deposit all funds of the Trust as may be ordered by the Trustees, the Chairman or the President. He or she shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust and which, together with all other property of the Trust in his or her possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. He or she shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser or administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

                  Section 3.8 OTHER OFFICERS AND DUTIES. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his or her office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him or her by the Trustees or delegated to him or her by the President.

                                   ARTICLE IV
                                    CUSTODIAN

                  Section 4.1 APPOINTMENT AND DUTIES. The Trustees shall at all times employ a custodian or custodians with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these Bylaws:

                  (1) to hold the securities owned by the Trust and deliver the same upon written order;

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                  (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                  (3) to disburse such funds upon orders or vouchers;

                  (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (5) if authorized to do so by the Trustees, to compute the net income and net assets of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. The Trustees may also authorize the custodian to employ one or more sub-custodians, from time to time, to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustee.

                  Section 4.2 CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, any such other person or entity with which the Trustees may authorize deposit in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. All such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE V
                                  MISCELLANEOUS

                  Section 5.1 DEPOSITORIES. In accordance with Article IV of these Bylaws, the funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser or administrator), as the Trustees may from time to time authorize.

                  Section 5.2 SIGNATURES. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these Bylaws or as the Trustees may from time to time by resolution or authorization provide.

                  Section 5.3 FISCAL YEAR. The fiscal year of the Trust shall be established by resolution of the Board of Trustees, subject, however, to change from time to time by the Board of Trustees.

                                   ARTICLE VI
                                    INTERESTS

                  Section 6.1 INTERESTS. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive right of a person in whose name Interests stand on the record of Holders as the owners of such Interests for all purposes, including, without limitation, the

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rights to receive distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Interests on the part of any other person.

                  Section 6.2 REGULATIONS. The Trustees may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the sale and purchase of Interests of the Trust.

                  Section 6.3 DISTRIBUTION DISBURSING AGENTS AND THE LIKE. The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

                  Section 7.1 AMENDMENT AND REPEAL OF BYLAWS. In accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws at any time. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, DBTA, the 1940 Act or applicable federal securities laws.

                  Section 7.2 NO PERSONAL LIABILITY. The Declaration establishing the Trust provides that the name Atlas Funds does not refer to the Trustees as individuals or personally; and no Trustee, officer, employee or agent of, or Holder of Interest in, the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust (except to the extent of a Holder's Interest in the Trust).


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